EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IBEX Limited
Hamilton, Bermuda

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2025, relating to the financial statements of IBEX Limited appearing in the Annual Report on Form 10-K of IBEX Limited for the year ended June 30, 2025.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Tampa, Florida
December 19, 2025